1



                    PATENT ASSIGNMENT AND LICENSE AGREEMENT


     This PATENT ASSIGNMENT AND LICENSE AGREEMENT (the "Agreement") is entered into as of July 15, 1993 by and between Aberlyn Capital Management Limited Partnership, a limited partnership organized under the laws of the State of Delaware, with an office at 1000 Winter Street, Waltham, Massachusetts 02154 (hereinafter, together with its successors and assigns, the "Company"), and RHOMED INCORPORATED, a corporation organized under the laws of the State of NEW MEXICO and having its principal place of business at 4261 BALLOON PARK ROAD N.E., ALBUQUERQUE, NM 87109-5802 (hereinafter, together with its successors and assigns, the "Licensee").

                                   RECITALS

     WHEREAS the Licensee is the owner of all rights, title and interest in and to certain issued patents that are described and enumerated in Schedule A attached hereto;

     WHEREAS the Company desires to enter into an agreement with the Licensee whereby the Company shall purchase from the Licensee and take by purchase assignment, grant, conveyance or otherwise all rights, title and interest in and to the Patents (as hereinafter defined);

     WHEREAS the Licensee desires to enter into an agreement whereby the Licensee shall enjoy an exclusive license to use, make, sub license and otherwise practice the inventions set forth in the Patents subject to the terms and conditions set forth in this Agreement supplemented by the terms and conditions set forth in the applicable Schedules;

                                  WITNESSETH

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS; RULES OF INTERPRETATION.

     (a) Terms shall have the meanings set forth in this Section 1 or elsewhere in this Agreement referred to below:

          "Agreement" shall mean this Patent Assignment and License Agreement, together with all Schedules hereto, as it and they may be amended or supplemented and in effect from time to time.

          "Assignment" shall mean the assignment of Patents and related Patent Rights by the Licensee to the Company pursuant to this Agreement.

          "Base Royalty" shall mean, for each Patent, the amount of money payable in every month as a royalty for the License of such Patent pursuant to this Agreement, as set forth on Schedule B hereto or otherwise on any supplemental Schedule hereto.

          "Collateral Documents" shall mean all Schedules, exhibits, charts, appendices and other documents that may be part of this Agreement or incorporated into this Agreement by reference, or required by the terms of this Agreement or by any competent governmental authority to be executed and delivered by either party hereto.

          "Company" shall mean the party named as the Company in the preamble preceding the Recitals of this Agreement and its successors and assigns.

          "Default" shall mean any event which, upon the passage of time or giving of notice, or both, will become an Event of Default.






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                                      2

     "Effective Date" shall mean the date when the rights and obligations of this Agreement takes effect, as as set forth on Schedule B hereto or otherwise on any supplemental Schedule hereto.


     "Event of Default" shall mean the occurrence of any of the following acts of the Licensee or events affecting the Licensee:

          (1) failure by Licensee to pay any Base Royalty, Supplemental Royalty, or other sums when due hereunder;

          (2) failure by Licensee to perform any other covenant herein and continuation of such failure for twenty (20) days after written notice to Licensee by the Company specifying such failure and demanding that same be remedied;

          (3) default of Licensee in the payment of any other obligation now or hereafter owed by Licensee to the Company or any affiliate of the Company under any other agreement or instrument;

          (4) filing by Licensee of a petition in bankruptcy, or of reorganization, or for an arrangement pursuant to the U.S. Bankruptcy Code, or any similar federal or state or foreign law, or an adjudication by a court or tribunal of competent jurisdiction that Licensee is bankrupt or insolvent, or an assignment by the Licensee for the benefit of creditors, or an admission in writing by the Licensee of its inability to pay its debts generally as they become due, or the dissolution or the Licensee, whether voluntary or otherwise, or the suspension by the Licensee of the payment of any of its obligations, or any corporate action taken by the Licensee in furtherance of any of the foregoing;

          (5) a petition or answer proposing the adjudication of Licensee as a bankrupt, or its reorganization under the U.S. Bankruptcy Code, or any similar federal or state or foreign law, is filed in any court, and (i) Licensee shall consent to such filing, or (ii) such petition or answer is not discharged or denied within thirty (30) days after such filing;

          (6) a receiver, trustee or liquidator (or other similar official) is appointed for or takes possession or charge of Licensee or substantially all of Licensee's assets;

          (7) any representation or warranty made by Licensee herein or in any document or certificate furnished by Licensee in connection herewith or pursuant hereto shall prove to have been incorrect in any material respect at the time made; or

          (8) the occurrence of any event described in (4), (5), (6) or (7) with respect to any guarantor or other party liable for the payment or performance of this Agreement or the termination or adverse modification of any instrument, agreement or document by which such guarantor or other party is liable for the obligations of Licensee hereunder.

                  "License" shall have the meaning given to such term in
Section 3(a) of this Agreement.

                  "Licensee" shall mean the person named as the Licensee in the preamble preceding the Recitals to this Agreement .

                  "Lien" shall mean any lien, right of a third party, mortgage, deed of trust, pledge, charge, claim, security interest, or other encumbrance of any kind.

                  "PTO" shall mean the United States Patent and Trademark
Office.

                  "Patent License Rights" shall mean any and all past, present or future rights and interests of the Licensee pursuant to any and all past, present and future licensing agreements in favor of the Licensee, or to which the Licensee is or shall be a party, pertaining to any Patents used by third parties in the past, present or future, including the right in the name of the Licensee to enforce, sue and recover for, any past, present or future breach or







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                                      3

violation of any such agreement. Such agreements shall include but not be limited to those set forth in Schedule C hereto or in any other applicable Schedule.

          "Patent Rights" shall mean (i) any and all past, present or future rights in, to and associated with the Patents throughout the world, whether arising under common law or statutory law, and whether arising under federal law, state law, foreign law, or otherwise, including but not limited to the following: all such rights arising out of or associated with the Patents; the right (but not the obligation) to sue or bring opposition, interference, and/or cancellation proceedings in the name of the Company for any and all past, present and future infringements of, or any other damages or injury to, the Patents or the Patent Rights, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, damage or injury; and (ii) the Patent License Rights.

          "Patents" shall mean all of the following items:

               (1) all letters patent issued by the PTO or the patent office of any other country or any intergovernmental authority, and all registrations and recordings thereof, that are identified in Schedule A hereto or in any other Schedule that may be executed from time to time by the parties hereto and identified as a Schedule to this Agreement;

               (2) all reissues, continuations, divisions, continuations-in
- -part, renewals or extensions thereof; and

               (3) the inventions disclosed or claimed therein, including the right to make, use, practice, sell, license, or otherwise transfer the inventions disclosed or claimed therein.

          "Proceeds" shall mean any value received as a consequence of the ownership, possession, use, practice or enforcement of any of the Patents or Patent Rights, and any payment received from any insurer or other person or entity as a result of the invalidity of any Patent or any casualty to, destruction of, or loss, theft, misappropriation, or conversion of whatever nature of any right, interest, asset or property which constitutes the Patents or the Patent Rights.

          "Purchase Price" shall mean, the amount of consideration set forth in Schedule B paid in exchange for the assignment of such Patent(s) pursuant to this Agreement.

          "Royalty Payment Commencement Date" shall mean, for each Patent, the date set forth in Schedule B on which the Licensee shall be required to pay the Base Royalty.

          "Schedules" shall include all attachments to this Agreement that are executed and delivered by the parties hereto and that contain detailed information concerning the Patents and, if applicable, certain supplemental terms and conditions upon which the Patents identified on such Schedule shall be assigned and licensed pursuant to this Agreement. Schedules may be executed and delivered by the parties to this Agreement at any time during the term of this Agreement.

          "Supplemental Royalty" shall mean, for each Patent, all accrued but unpaid amounts due for royalties and for other fees and charges established by or required under this Agreement, other than Base Royalty.

          "Taxes or Other Impositions" shall mean all federal, state, local and foreign taxes, fees, withholdings, levies, imposts, duties, assessments and charges of any kind and nature whatsoever, together with any penalties, fines or interest thereon.

     (b) UCC Terms. Unless otherwise defined herein, terms used in Article 9 of the Uniform Commercial Code as enacted and in force from time to time in the Commonwealth of Massachusetts are used herein as therein defined.


     (c) Rules Of Interpretation. All definitions (whether set forth herein or by reference) shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include





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                                      4

the corresponding masculine, feminine and neuter forms. Except where the context otherwise requires, the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation" or the phrase "but not limited to". All references herein to Sections, Exhibits and Schedules shall be deemed to be references to Sections of and Exhibits and Schedules to this Agreement unless the context otherwise requires. Any reference to a Schedule or Exhibit to this Agreement shall be deemed to refer to other Schedules that may be executed from time to time by the parties hereto and that provide information equivalent to the information provided in the reference Schedules or Exhibits with respect to additional Patents.

2.   ASSIGNMENT OF PATENTS.

     (a) Agreement of Licensee to Assign Patents. The Licensee hereby sells, grants, assigns, transfers and conveys to the Company the Licensee's entire right, title and interest in and to the Patents and the Patent Rights upon the terms and conditions set forth in this Agreement.

     (b) Agreement of Company to Pay. The Company hereby agrees to pay to Licensee in consideration for the Assignment of each of the Patents and Patent Rights the Purchase Price provided for in Schedule A hereto or in any other applicable Schedule. The Company agrees to pay the Purchase Price to Licensee by delivering a bank check in such amount payable to the Licensee simultaneously with the execution and delivery of this Agreement.

     (c) Agreement of Company to Reassign Patents. Subject to earlier termination of the License under this Agreement as provided under Section 5 hereof, the Company hereby agrees that upon the completion of the full term of the License for each Patent granted pursuant to Section 3 of this Agreement, and upon the payment by Licensee of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which the Company hereby acknowledges, the Company shall grant, assign, transfer and convey to the Licensee the Company's entire right, title and interest in and to the corresponding Patent and Patent Rights related thereto (subject to any disposition of any of such Patent and Patent Rights which may have been made by the Company pursuant to this Agreement) without the requirement of any further demand, request or additional consideration to be paid or made by the Licensee, provided, however, that the Company's obligation to reassign any Patent and the Patent Rights related thereto shall automatically expire upon the earlier of (a) the date fixed by the PTO or any similar office or agency of any foreign country or of any intergovernmental organization for the expiration of the exclusive rights in the Patent corresponding to said License, or (b) the date of issuance by the highest court or tribunal of competent jurisdiction from which no appeal or other revision may be had, of a final judgment, order or decree of the invalidity of the Patent corresponding to such License. Upon any such completion of the full term of the License for any Patent, the Company shall, at the Licensee's expense, execute and deliver to the Licensee such deeds, instruments of assignment and other documents, and shall take such other actions as Licensee may reasonably request to evidence or record such completion of the full term of such License, and to reassign and reconvey to and revest in the Licensee the entire right, title and interest in and to the corresponding Patent previously granted, assigned, transferred and conveyed to the Company by the Licensee pursuant to this Agreement (subject to any disposition of such Patent or related Patent Rights which may have been made by the Company pursuant to this Agreement), as fully as if this Agreement had not been made.

3.   LICENSE-BACK OF PATENTS

     (a) Agreement of Company to Grant License. As a condition to Licensee's assignment to the Company of each Patent, the Company hereby grants to Licensee, subject to the terms and conditions set forth herein and for as long as there shall be no uncured and continuing Event of Default under this Agreement, the sole and exclusive worldwide right and license under such Patent to make, have made for it, use, sell and otherwise practice such Patent, for Licensee's own benefit and account (the "License"); provided, however, that the foregoing License shall be no greater in scope than, and limited by, the rights assigned to the Company by the Licensee pursuant to
Section 2 of this Agreement. Licensee agrees not to sell, assign, transfer, or sub license any of its rights or interests in the license granted to Licensee in this Section 3(a) , without the prior written consent of the Company, which consent shall not be unreasonably withheld. Any such sub licenses granted on or after the date hereof shall be terminable by the Company, at the option of the Company, upon termination of the Licensee's license hereunder.

     (b) Term and Commencement of License. The term of the License for each Patent pursuant to this Agreement shall be as provided in Schedule B hereto or in any other applicable Schedule. The commencement date






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                                      5

of such License shall be the commencement date set forth in Schedule B or in any other applicable Schedule. Unless earlier terminated pursuant to the terms hereof, the term of the License pursuant to this Agreement shall terminate at the termination date set forth in Schedule B or in any other applicable Schedule; provided, however, that the term of the License for any Patent shall in no event extend beyond (a) the date fixed by the PTO or any similar office or agency of any foreign country or of any intergovernmental organization for the expiration of the exclusive rights in such Patent corresponding to said License, or (b) the date of issuance by the highest court or tribunal of competent jurisdiction from which no appeal or other revision may be had, of a final judgment, order or decree of the invalidity of such Patent corresponding to such License.

     (c) Agreement of Licensee to Pay Base Royalty. Licensee hereby agrees to pay to the Company, in exchange for the exclusive License of each Patent, the Base Royalty for such Patent as provided in Schedule B hereto or in any other applicable Schedule; payments in the amount of the Base Royalty shall be due and payable monthly during the term of the License of such Patent. The first Base Royalty payment shall be due and payable on the Royalty Payment Commencement Date as provided in Schedule B hereto or in any other applicable Schedule; subsequent Base Royalty payments shall be due and payable each succeeding month during the term of the License.

     (d) Late Payments: Supplemental Royalty. (i.) In addition to each payment of Base Royalty that shall become due and payable hereunder from the Licensee to the Company, on the due date thereof Licensee shall be liable for and shall pay to the Company Late Payments (as defined below): provided, however to the extent such payment of Base Royalty shall be received by the Company in good collected indefeasible funds on the due date thereof, Licensee shall be relieved of its obligation to pay the Late Payments attributable to such Base Royalty payment. With respect to each payment of Base Royalty, the compensation for Late Payment shall be chargeable on the amount in arrears for each month during the period such amount remains unpaid or an appropriate pro-rated portion thereof. Such compensation shall be calculated by reference to the average return generated by the transaction during the period preceding the defaults, provided that if such compensation exceeds the highest charges of such type permitted by Applicable Law, then the said compensation shall be the highest such as permitted by Applicable Law. (ii) All sums due or to be due hereunder in addition to Base Royalty, shall be payable by Licensee as Supplemental Royalty hereunder. Supplemental Royalty shall include all sums due or to become due hereunder in addition to the Base Royalty, including the Purchase Price and payments constituting indemnities, reimbursements, expenses and other charges payable pursuant to the terms thereof.

     (e) The Licensee shall pay all royalties and other sums due hereunder to the Company at the address first set forth above, or to such other person or place as the Company may from time to time designate in writing. All payments made hereunder shall be applied first to any charges and expenses due hereunder, and then to any Supplemental Royalty amounts due hereunder, and the remaining balance shall be applied to any Base Royalty amount then due.

     (f) Prepayment: The Licensee may prepay at any time without penalty all royalties and other sums due hereunder to the Company, as shown on Schedule B. If Licensee does prepay, then the full term of the License for each Patent will be deemed to have terminated and the Company will reassign the Patents as provided in Section 2(c).

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE LICENSEE. The Licensee represents and warrants to the Company, and covenants and agrees with the Company, as follows:

     (a) Ownership and Rights in Assigned and Licensed Patents.

          (i) Validity and Enforceability. Except as set forth in Schedule C hereto or any other applicable Schedule, the Patents and Patent Rights related thereto are currently subsisting and have not been adjudged invalid or unenforceable by any court or tribunal; all of the Patents and Patent Rights related thereto are valid and enforceable; Licensee is not aware of any claim by any third party that any of the Patents and Patent Rights related thereto are invalid or unenforceable.

          (ii) Title. Licensee is the sole and exclusive owner of the entire legal and beneficial rights, title and interest in and to the Patents and Patent Rights, free and clear of any Liens. Licensee will defend its rights,






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                                      6

title and interests in and to the Patents and Patent Rights against any and all claims of any third parties. No mortgage, deed of trust or other Lien which now covers or affects any property of the Licensee other than the Patents or Patent Rights or any interest of the Licensee therein, now attaches or hereafter will attach to the Patents or Patent Rights, or in any manner affects or will affect adversely the Company's rights, title and interest therein.

          (iii) Patent Licenses. All licenses and other agreements applicable to the Patents are the valid and binding obligations of all of the parties thereto and are enforceable against each of such parties in accordance with their respective terms; provided that, with respect to any such parties other than the Licensee and its affiliates, such representation and warranty is made to the best of the Licensee's knowledge and belief. The Licensee has not entered into, and will not enter into, any currently subsisting or future license agreements with respect to any of the Patents or Patent Rights that are conditioned on the other party's also taking unwanted licenses under other patents or other forms of intellectual property, or that require the payment of royalties after expiration of the Patents subject to such license agreement, or that require or otherwise provide for the payment of patent royalties based on the sale of unpatented products.

          (iv) Exclusive Right to Use. Licensee has and shall continue to have the exclusive right to make, sell, practice and use all the inventions set forth in the Patents (other than uses by others pursuant to agreements set forth in Schedule C hereto or any other applicable Schedule) throughout the countries of issue, free and clear of any and all Liens (except as set forth on Schedule C hereto or any other applicable Schedule), or other restrictions on Licensee's right to protect or enforce any of its Patent Rights against any third party.

          (v) No Financing Statements, Etc. No effective financing statement, security agreement, assignment, license or transfer or notice of any of the foregoing or of any Lien (other than those that have been filed in favor of the Company) covering any of the Patents is on file or record in the PTO, or any similar office or agency of any foreign country or any intergovernmental organization, or any other governmental or regulatory authority, agency or recording office, and Licensee is not aware of any such filing, other than those for which duly executed termination statements have been delivered to the Company. So long as this Agreement shall be in effect, Licensee shall neither execute nor permit to be on file in any such authority, office or agency any such financing statement or other document or instrument (except financing statements or other documents or instruments filed or to be filed in favor of the Company).

          (vi) No Claims or Proceedings. Except as set forth in Schedule C hereto or any other applicable Schedule, no claim has been made that either the Patents or the Licensee's use, sale or practice thereof does or may violate the rights of any third party. Except as set forth in Schedule C hereto or any other applicable Schedule, there has been no decision adverse to Licensee's claim of exclusive ownership rights in the Patents or exclusive rights to use, sell and practice the Patents in any country or to keep and maintain the Patents in full force and effect, and no proceeding involving said rights is threatened or pending in the PTO or any similar office or agency of the United States, of any state or foreign country, or of any intergovernmental organization, or in any court or tribunal.

          (vii) Notice Adverse Development. Upon obtaining knowledge thereof, the Licensee shall promptly notify the Company in writing of any event which does or reasonably could materially adversely affect the value of any of the Patents, the Licensee's or the Company's ability to dispose of any of the Patents, or the rights and remedies of the Company in relation to any of the Patents. Without limiting the generality of the foregoing, the Licensee shall promptly notify the Company in writing of the institution of, and of any adverse decision in, any proceeding in the PTO or any similar office or agency of the United States, of any state or foreign country, or of any intergovernmental organization, or in any court or other tribunal, regarding the Licensee's claim of exclusive ownership of or rights in any of the Patents or related Patent Rights, or regarding the Licensee's right to patent any of the same, or to keep and maintain any such Patent.

          (viii) Maintenance of Patents. Licensee shall take any and all actions that may be necessary or appropriate to properly maintain, protect, preserve, care for, and enforce the Patents. Without limiting the generality of the foregoing, the Licensee shall pay when due all fees, premiums, annuities, taxes and other expenses which shall be incurred or which shall accrue with respect to any of the Patents and shall diligently institute, maintain and defend against suits, proceedings or actions, whether at law, in equity or before any administrative tribunal.






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     (ix) Patent Symbols and Notices. Licensee has at all times in the past used, and shall in the future use, all statutory and other appropriate symbols, notices or legends of ownership of the Patents in such a manner and to such an extent as shall be sufficient to preserve the Licensee's maximum rights under all applicable patent laws.

     (x) No Conflicting Agreement. Licensee shall not, without the prior written consent of the Company (which consent, in the case of sublicense agreements only, shall not be unreasonably withheld), take any actions or enter into any agreements that are inconsistent with or that could impair in any, way the Licensee's representations, warranties and covenants herein contained; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Licensee may sublicense the Patents in any lawful manner that is in the ordinary course of its business and is in accordance with Section 3(a) hereof and otherwise not inconsistent with this Agreement. Without limiting the generality of the foregoing, the Licensee shall not agree to take or take any action that would permit the assignment, sale, transfer, license, disposition, or grant of any interest in or encumbrance of any of the Patents or the Patent Rights or that would otherwise have the effect of creating a Lien on any of the Patents or the Patent Rights.

     (xi) No Abandonment. Licensee shall not abandon or dedicate to the public any of the Patents, or do any act of a character that tends to cause or contribute to the abandonment or dedication to the public of any Patent or related Patent Right or to the loss of or any other adverse effect on any Patent or related Patent Right, or omit to do any act of a character that tends to negate, hinder, prevent, restrain or retard such abandonment, dedication to the public, loss, or other adverse effect.

     (xii) Enforcement of Licenses. Licensee shall do all things which may be necessary or appropriate to insure that each sublicensee of any Patent shall, in its use of any Patents, (a) comply fully with all applicable sublicense and other agreements, and (b) satisfy and perform all the same obligations set forth herein (with respect to Licensee's use of the Patents) as fully as though such obligations were set forth with respect to such sublicensee's use of the Patents.

     (xiii) No Infringement. There is at present no material infringement or unauthorized or other improper use of the Patents or related Patent Rights inconsistent with the Licensee's exclusive rights in the Patents except as set forth in Schedule D hereto or any other applicable Schedule. Licensee shall use its best efforts to detect any such infringement or unauthorized or improper use. In the event of any such infringement or unauthorized or improper use by any third party, the Licensee shall promptly notify the Company of such infringement or unauthorized or improper use and shall have the first opportunity to sue and recover judgment therefor and to retain any and all damages so recovered or obtained. In the event that the Licensee fails so to sue or to bring legal action, within sixty (60) days after the date of original notice by the Licensee to the Company of such infringement or unauthorized or improper use, the Company shall thereafter have the right (but not the obligation) to sue and recover judgment therefor at Licensee's expense (including the Company's reasonable attorneys' fees), and in either the Company's or the Licensee's name (in the sole discretion of the Company), and to retain any and all damages so recovered and obtained. Licensee shall have the right to participate in any such action or proceeding at the Licensee's sole expense. The Licensee shall indemnify the Company for all legal fees and other costs and expenses that the Company may incur in connection with such actions or proceedings.

     (xiv) As long as no Event of Default shall be continuing and uncured, and notwithstanding Section 2(a) of this Agreement, the Licensee shall have the right and the obligation to commence and to prosecute in its own name, as the real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions to restrain, prevent, or recover damages for infringement, misuse, unfair competition, or other injury as are in its reasonable business judgment necessary or appropriate to acquire, establish, maintain, protect and enforce the Patents and Patent Rights. The Company shall cooperate with Licensee, at Licensee's expense, as may be reasonably necessary or appropriate in connection with any such suit, proceeding or action, including joining as a necessary party, so long as the Company is completely satisfied that such joinder will not subject the Company to any risk of liability. The Licensee shall indemnify and hold harmless the Company its Partners, employees agents, and each person who controls the Company from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements (including reasonable attorneys' fees) of any kind whatsoever which may be imposed on, incurred or suffered by or asserted against the Company in connection with or in any way arising out of any suits, proceedings or actions.







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                                      8


    (b) Maintenance and Condition of Patents

          (i) Maintenance of Patents. Licensee, with counsel of its own choosing reasonably acceptable to the Company and at its own expense, shall take all necessary and appropriate actions to preserve and maintain in full force and effect all Patents and Patent Rights, including filing and diligently prosecuting appropriate applications for reissues, continuations, continuations-in-part, divisions, renewals and extensions, and paying all maintenance fees, premiums, and annuities when due.

          (ii) Certificates of Issued Patents. Upon demand by the Company at any time, Licensee shall deliver to the Company the original or a true copy of all current official certificates of Patents issued for any country or other jurisdiction.

          (iii) NO WARRANTIES; WAIVER OF RIGHT TO MAKE CLAIMS. THE LICENSEE AGREES THAT THE COMPANY LICENSES AND THE LICENSEE TAKES THE PATENTS "AS IS" AND THAT THE COMPANY HAS NOT MADE, DOES NOT MAKE AND SHALL NOT BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PATENTS, INCLUDING THE TITLE, VALUE, CONDITION, ABSENCE OF ANY INFRINGEMENT OF ANY RIGHTS OF ANY THIRD PARTY, OR THE ABSENCE OF ANY VIOLATION OR CONFLICT WITH ANY LAW, GOVERNMENTAL REGULATION, CONTRACT OR SPECIFICATION. THE LICENSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIM AGAINST THE COMPANY HEREIN FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER. THE COMPANY SHALL NOT BE LIABLE TO THE LICENSEE FOR (A) ANY LOSS, DAMAGE OR EXPENSE OF ANY KIND OR NATURE CAUSED DIRECTLY OR INDIRECTLY BY ANY PATENT OR FOR THE FAILURE OF OPERATIONS OF ANY MACHINE, EQUIPMENT, OR DEVICE INCORPORATING ANY PATENT, (B) ANY REPAIRS, SERVICE, OR ADJUSTMENT OF OR TO ANY MACHINE, EQUIPMENT, OR DEVICE INCORPORATING ANY PATENT, OR (C) ANY DELAY OR FAILURE TO PROVIDE ANY SUCH REPAIRS, SERVICE, OR ADJUSTMENTS, OR ANY INTERRUPTION OF SERVICE PROVIDED BY, OR LOSS OF USE OF, ANY SUCH MACHINE, EQUIPMENT, OR DEVICE, OR (D) ANY LOSS OF ANY BUSINESS TO ANY PERSON OR ANY OTHER DAMAGE WHATSOEVER AND HOWSOEVER CAUSED. NO DEFECT OR OTHER LACK OF FITNESS OF THE PATENTS (OTHER THAN INVALIDITY OF ANY PATENT) OR OF ANY MACHINE, EQUIPMENT OR DEVICE INCORPORATING THE PATENTS SHALL RELIEVE THE LICENSEE OF THE OBLIGATION TO PAY THE BASE ROYALTY WITH RESPECT TO SUCH PATENT, OR TO SATISFY ANY OTHER OBLIGATION TO THE COMPANY UNDER THIS AGREEMENT.

     (c) General

          (i) Power and Authority; Non-Contravention. The Licensee is duly organized and validly existing in good standing under the laws of the state of its jurisdiction of its organization. The Licensee has full power and authority to execute and deliver this Agreement and all Collateral Documents, to perform its obligations hereunder, and to subject the Patents and the Patent Rights to the terms hereof. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Licensee and do not and will not conflict with or contravene any contractual provision binding on the Company with respect to the Patents (including but not limited to any license agreement relating to the Patents or any of them) and do not and will not contravene any valid statute, law, regulation, governmental rule or other order binding on the Licensee or contravene the articles of incorporation, by-laws, partnership certificate or agreement, or other constituting documents of the Licensee or contravene the provisions of, or constitute a Default under, or result in the creation of any Lien or other encumbrance upon the property of the Licensee under, any indenture, mortgage, contract or other agreement to which the Licensee is a party or by which it or any of its property may be bound. Neither the execution and delivery by the Licensee of this Agreement nor the consummation by the Licensee of any of the transactions contemplated hereby require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency. This Agreement and all Collateral Documents have been duly executed and delivered by the Licensee and constitute legal, valid and binding obligations of the Licensee enforceable against the Licensee in accordance with their terms.

                  (ii) No Suits Affecting Patents, Business; Financial Information. There are no pending or threatened actions or proceedings before any court, governmental authority, administrative body or tribunal which, if adjudicated against the Licensee, would materially adversely affect the Patent(s), The Patents Rights, the business operations or financial condition of the Licensee or the ability of the Licensee to perform its obligations hereunder. Any information including financial information furnished to the Company or its assignees by the Licensee in connection herewith is or shall be true and correct as of the date on which such information is or shall be furnished and any balance sheet or statement of income of the Licensee furnished to the Company by the Licensee in connection herewith shall fairly present the financial position of the Licensee as at the date of such balance sheet and the results of operations of the Licensee for the period covered by such statement of income, all in accordance with generally accepted accounting principles applied on a consistent basis.

                  (iii) Records. Licensee has kept and will diligently keep complete and accurate records respecting the Patents and Patent Rights (including accounting records with respect to the Patents and Patent Rights and further including a record of all payments and Proceeds received) and will at all times keep at least one set of such records at its address first set forth above or at such other address as the Licensee may from time to time notify the Company in writing. Licensee shall, upon reasonable prior notice by the Company and at reasonable times, permit the Company (or the Company's designee) from time to time to review, inspect, examine, and make and remove from the Licensee's premises extracts and copies of such records.

                  (iv) Filings for Perfection of Interest. Except for the filings of financing statements with the Secretaries of State of the several states pursuant to the Uniform Commercial Code as enacted and in effect in such states, and except for filings with the PTO pursuant to the United States Patent Act with respect to the Patents, no authorization, approval or other action by, or notice to, or filing with, any governmental or regulatory authority, agency or office is or shall be required for (a) the grant by the Licensee or the effectiveness of the Assignments granted by this Agreement,
(b) the execution, delivery and performance of this Agreement by the Licensee, or (c) the perfection of or the exercise by the Company of its rights and remedies under this Agreement; provided, however, that the foregoing representation and warranty shall not apply to foreign Patents or foreign Patent Rights. The Licensee acknowledges that the Company shall, within three
(3) months of the date first above written, file and record a copy of this Agreement (or instruments executed and delivered pursuant hereto) with the PTO with respect to the Patents issued by the PTO.

                  (v) Disclosure Complete and Accurate. All information with respect to the Patents and Patent Rights set forth herein or in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Licensee to the Company, is and will be true, correct and complete in all material respects as of the date furnished.

                  (vi) Risk of Unenforceability or Invalidity. Licensee assumes and bears all risk that any of the Patents may be declared invalid or unenforceable by any court, tribunal or governmental office or agency for any reason or that the enforcement of any Patent may constitute or contribute to a violation of law in any country or other jurisdiction, or that the value of the License or any Patent to the Licensee may be adversely affected for any reason. No such adverse affect shall relieve the Licensee of its obligations under this Agreement, including the obligation to make all payments to the Company when due as required by this Agreement.

5.  CONSEQUENCES OF AND REMEDIES UPON LICENSEE'S DEFAULT.

     (a) Termination of License. If an Event of Default shall have occurred and be continuing, then, forthwith upon notice by the Company to the Licensee, and in addition to all other rights and remedies of the Company, whether under law or otherwise, the Company's rights and remedies with respect to the Patents shall include but not be limited to the following, without payment of royalty or compensation of any kind to the Licensee except as expressly provided otherwise herein:

          (i) All accrued but unpaid Base Royalty amounts, including for the month in which such notice is given to the Licensee, together with all accrued but unpaid Supplemental Royalty amounts, shall become immediately due and payable.

          (ii) The Company may proceed by appropriate action, either at law or in equity, to enforce performance by the Licensee of the applicable covenants of this Agreement or to recover damages for breach thereof.

          (iii) Licensee's License with respect to each Patent shall terminate, and Licensee shall immediately cease and desist from the practice, manufacture, use and sale (or license or other transfer) of each such Patent.

          (iv) The Company's obligation to reassign the Patents and Patent Rights to the Licensee shall immediately terminate, and the Licensee shall have no right to seek or to demand reassignment of any of the Patents or Patent Rights.

          (v) The Company may, to the same extent that the Licensee had the right to do so immediately prior to notice of the occurrence and continuation of an Event of Default, license or sublicense any of the Patents anywhere in the world on an exclusive basis or otherwise or a general or special basis or otherwise, for such term or terms, on such conditions, and in such manner, as the Company shall in its sole discretion determine.

          (vi) The Company may (at its sole option and without assuming any obligations or liability thereunder), at any time, enforce (and shall have the exclusive right but not the obligation to enforce) against any licensor, licensee or sublicensee all Patents and Patent Rights of Licensee.

          (vii) The Company may, at any such time or times as the Company deems reasonable, either with or without legal process, and either with or without any previous notice or demand for performance, take possession of all tangible manifestations or embodiments of the Patents and Patent Rights and documentation relating thereto and of all business records, documents and files with respect to the Patents and Patent Rights, and may, without liability for trespass to enter any premises where such tangible manifestations or embodiments, business records, documents and files with respect to the Patents and Patent Rights may be located for the purpose of taking possession of or removing such tangible manifestations or embodiments, business records, documents and files, provided, however, that the Company shall use reasonable efforts to mitigate the Licensee's damages, such as by attempting to sell or relicense (the choice being reserved to the Company's reasonable discretion) the Patents in a public or private transaction at which the Company may be the purchaser. Notwithstanding any other provision of this Agreement, if notice of such sale or other disposition is required by law, such notice in writing given not less than ten (10) days prior to the date thereof shall constitute reasonable notice to the Licensee thereof. The proceeds of such sale or license, if any, shall be applied first:

               (a) To all of the Company's costs, charges and expenses incurred in taking, removing, holding, selling or licensing the Patents or Patent Rights; then

               (b) to the extent not previously paid by the Licensee, to pay the Company any amounts or damages then remaining unpaid hereunder; then

               (c) to reimburse the Licensee any such sums previously paid by Licensee to Company as damages hereunder; and then

               (d) any surplus shall be retained by the Company.

          (viii) Licensee shall, upon written demand of the Company, deliver to the Company (or the Company's designee) all unused, unsold or undelivered goods incorporating, including, using or produced or manufactured under any of the Patents.

                  (ix) Without limiting the generality of the foregoing provisions, the Company may, with or without legal process and with or without previous notice or demand for performance, all of which the Licensee hereby expressly waives, but subject nonetheless to the requirements of current law or the requirements specified below, assign, sell, license, sublicense, or otherwise transfer or dispose of any of the Patents or Patent Rights, either with or without special or other conditions or stipulations, with power to purchase any of the Patents or Patent Rights, in one or more portions at public or private sale, at any of the Company's offices or elsewhere, at such time or times and at such price or prices and upon such other terms as the Company may deem commercially reasonable, irrespective of the impact of any such sales on the market price of any of the Patents or Patent Rights. Each purchaser at any such sale shall, as appropriate hold absolute title to the Patents or (to the extent that the Patent Rights may be separately assigned, sold, or otherwise conveyed) the related Patent Rights sold, free from any claim or right on the part of the Licensee or any party claiming by or through the Licensee, and the Licensee hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal, which it now has or may have at any time in the future under any rule of law or statute now existing or hereafter enacted. Licensee agrees that, to the extent that notice of sale shall be required by law, at least ten (10) days notice to Licensee of the time and place of any public sale or of the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Patents or related Patent Rights, the Company may, to the fullest extent permitted by law, bid for the purchase of the Patents or related Patent Rights or any portion thereof for the account of the Company. The Company shall not be obligated to make any sale of the Patents or related Patent Rights regardless of notice of sale having been given. The Company may adjourn any public or private sale from time to time by announcement of the time and place fixed therefor, and such sale may be made without further notice at the time and place to which it was adjourned. Licensee acknowledges that the Company may elect in its sole discretion to sell all or part of the Patents or related Patent Rights to one or more purchasers in privately negotiated transactions. Licensee hereby waives any and all claims against the Company arising by reason of the fact that the price at which any Patents or related Patent Rights may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Company accepts the first offer received and does not offer such Patents or related Patent Rights to more than one offeree. The Company shall also have the power to execute assurances and do all other acts and things that the Company, in its sole discretion, deems necessary in order to complete the assignment, sale, license, sublicense, transfer or disposition.

          (x) In case any sale of all or any of the Patents or Patent Rights is made on credit or for future delivery, the Patents or Patent Rights so sold may be retained by the Company until the sale price is paid by the purchaser or purchasers thereof, but the Company shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Patents or Patent Rights so sold and, in case of any such failure, such Patents may be sold again upon like notice to Licensee. At any public sale made pursuant to this Section 5, the Company may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of the Licensee (all said rights being hereby waived and released to the fullest extent permitted by law), the Patents or Patent Rights then offered for sale and may make payment on account thereof by using any claim then due and payable to the Company from the Licensee as a credit against the purchase price for such Patents or Patent Rights, and the Company may, upon compliance with the terms of sale, hold, retain and dispose of such Patents or related Patent Rights without further accountability therefor to the Licensee. For purposes hereof, a written agreement to purchase any Patents or Patent Rights, or any portion thereof, shall be treated as a sale thereof; the Company shall be free to carry out such sale pursuant to such agreement, and the Licensee shall not be entitled to the return of any of the Patents or Patent Rights subject to such agreement, notwithstanding the fact that after the Company shall have entered into such an agreement all Events of Default shall have been remedied. As an alternative to exercising the power of sale herein conferred upon it, the Company may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell, assign, convey, or otherwise dispose of the Patents or related Patent Rights or any of them pursuant to a judgment or decree of any court having competent jurisdiction or acting pursuant to a proceeding instituted by a court-appointed receiver.

          (xi) In order to implement the assignment, sale, license, sublicense, transfer or other disposition of any of the Patents or Patent Rights pursuant to this Section 5(a), the Company may, pursuant to the authority granted in the power of attorney provided in Section 8 hereof, execute and deliver on behalf of the Licensee one or more instruments of assignment or other transfer of the Patents or Patent Rights in form suitable for filing, recording or registration in any jurisdiction or country.

          (xii) In the event of any license, assignment, sale, transfer or other disposition of any of the Patents or Patent Rights by the Company in accordance with the provisions of this Section 5(a) hereof, the Licensee shall supply to the Company or the Company's designee the Licensee's know-how and expertise relating to the products and services sold and provided which use or practice or incorporate any of the Patents or Patent Rights, and other records relating to the Patents or Patent Rights and to the production, marketing, delivery, sale and transfer of said products and services. Without limiting the generality of the foregoing, within five (5) business days of written notice thereof from the Company, Licensee shall make available to the Company, to the extent that it is within Licensee's power and authority to do so, such personnel in Licensee's employ on the date of the Event of Default as the Company may reasonably designate by name, title or job responsibility, to permit the Company (or if the Company so elects, the Company's designee) to continue, directly or indirectly, to manufacture, produce, supply, advertise, provide, license, sell and deliver such products or services, such persons to be available to perform their prior functions on the Company's behalf and, if the Company so elects to utilize their services, to be compensated by the Company on a per diem, pro rata basis consistent with the wage and salary structure applicable to each as of the date of such Event of Default.

     (b) Enforcement of Rights.

          (i) If an Event of Default shall have occurred and be continuing, the Company shall have the right, but not the obligation, to commence or maintain any suit, proceedings or action, in the name of either the Licensee or the Company (in the sole discretion of the Company), to protect, maintain, or enforce any of the Company's rights or interests in, to or under the Patents or Patent Rights, in which event the Licensee shall, at the request of the Company and at the Licensee's sole expense, do any and all lawful acts and things and execute any and all documents and instruments requested by the Company in furtherance of such protection, maintenance or enforcement of the Company's rights or interests in, to or under the Patents or Patent Rights or any part thereof; and the Licensee shall promptly upon demand, and notwithstanding any other section of this Agreement, indemnify and reimburse the Company for all liabilities, obligations, costs, expenses or disbursements imposed on, incurred or suffered by or asserted against the Company in the exercise of its rights under this Section 5 (b) ( i) . In the event that the Company shall elect not to bring any suit, proceeding or action or protect, maintain or enforce any such rights or interests of the Company in the Patents or Patent Rights or any part thereof, the Licensee shall use all reasonable measures, whether by action, suit, proceeding or otherwise, to protect, maintain, and enforce the Company's and the Licensee's rights and interests in, to or under the Patents and Patent Rights, and for that purpose the Licensee shall diligently maintain any such action, suit or proceeding that it believes, in the exercise of its reasonable business judgment, to be necessary or appropriate for such protection, maintenance or enforcement.

          (ii) Upon the occurrence of an Event of Default hereunder, the Licensee shall pay to the Company all costs and expenses (including reasonable attorneys' fees) incurred by the Company in connection with collecting any amounts due hereunder or enforcing any right or remedy of the Company hereunder.

     (c) Other Rights Upon Termination.

          (i) If any Event of Default shall have occurred and be continuing, the Company shall have the right, as the Licensee's true and lawful agent with power of substitution for the Licensee and in the Licensee's name, the Company's name or otherwise (in the sole discretion of the Company), and for the use and benefit of the Company, (a) to notify all sublicensees of the Patents, and all parties to any other agreements with respect to any of the Patents or Patent Rights, of such Event of Default and of the rights of the Company as the Licensee's designee under this Section 5; (b) upon notice from the Company to all sublicensees, obligors, vendors, clients and customers of the Licensee with respect to the Patents or related Patent Rights, to receive, endorse, assign and/or deliver any and all notices, acceptances, checks, drafts, money orders or other evidences of payment relating to the Patents or Patent Rights or any part thereof; (c) for its own use and account to demand, collect, sue for and receive payment of, and give receipt for and give discharges and releases of, all or any of the Patents and Patent Rights and all amounts due or to become due in respect of the Patents and Patent Rights;
(d) to sign the Licensee's name on any invoice relating to any of the Patents or Patent Rights; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court or tribunal of competent jurisdiction to collect or otherwise realize on all or any of the Patents or Patent Rights or to enforce any rights or remedies in respect of any Patents or Patent Rights; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Patents or Patent Rights; (g) to license, or to the extent permitted by any applicable law, sublicense, whether generally, specially or otherwise, and whether on an exclusive or non-exclusive basis, any of the Patents or Patent Rights throughout the world for such term or terms, and on such conditions, and in such manner, as the Company shall determine (other than in violation of any then existing licensing arrangements to the extent that waivers or other adequate provision cannot be secured therefor); and (h) generally to make, use, practice, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Patents or Patent Rights, and to do all other acts and things necessary to carry out the purposes of this Agreement and the Collateral Documents, as the absolute owner of the Patents and Patent Rights for all purposes; provided, however, that except as provided by the Uniform Commercial Code as in effect from time to time in the Commonwealth of Massachusetts, or by its equivalent in other jurisdictions, or by any other law, nothing herein contained shall be construed in such a way as to require or oblige the Company to make any commitment or to make any inquiry with respect to the nature or sufficiency of any payment or other consideration received by the Company, or to present or file any claim or notice, or to take any action with respect to the Patents or Patent Rights or any part thereof, or the moneys due or to become due in respect thereof, or any property covered thereby, and no action taken by the Company or omitted to be taken with respect to the Patents or Patent Rights or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Licensee or to any claim or action against the Company. Whether or not the Company shall have so notified any sublicensees, obligors, vendors, clients and customers of the Licensee with respect to the Patents or related Patent Rights, the Licensee shall at its expense cooperate with the Company and render all reasonable assistance to the Company in enforcing claims against such sublicensees, obligors, vendors, clients and customers of the Licensee with respect to the Patents or related Patent Rights. It is understood and agreed that the appointment of the Company or its designee as the Licensee's agent for the purposes set forth above in this Section 5(c) is coupled with an interest and is irrevocable. This Section 5(c)(i) shall in no event relieve the Licensee of any of its obligations hereunder or any other related agreement with respect to the Patents or Patent Rights or any part thereof or impose any obligation on the Company to proceed in any particular manner with respect to any of the Patents or Patent Rights, or in any way limit the exercise by the Company of any other or further rights which it may have on the date of this Agreement or hereafter, whether pursuant to this Agreement, or by law, or otherwise.

          (ii) Except as otherwise provided in this Section 5, the Licensee shall continue to collect, at its own expense, all amounts due or to become due to the Licensee in respect of the Patents or Patent Rights or any part thereof.

          (iii) The Licensee hereby ratifies any and all actions which the Company or the Company's designee may lawfully take to enforce the Company's rights hereunder.

     (d) No Obligation of the Company. Nothing herein contained shall be construed in such a way as to require the Company to take any of the foregoing actions at any time.

     (e) Costs and Application of Proceeds. (i) the Licensee agrees to pay when due all reasonable costs incurred in any license, assignment, sale, transfer or other disposition of any of the Patents or Patent Rights to or by the Company, including any taxes or other impositions, fees, and reasonable attorneys' fees. The Company may apply the proceeds actually received from any such license, assignment, sale, transfer or other disposition, and may apply the proceeds from any other collection or realization, to the reasonable out-of-pocket costs and expenses thereof, including without limitation all reasonable attorneys' fees and all reasonable legal, travel and other expenses which may be incurred or paid by the Company in protecting or enforcing its rights upon or under this Agreement.

     (f) Remedies Cumulative; Delay No Waiver. All rights and remedies of the Company provided for under this Section 5 are cumulative, not exclusive, and are enforceable and may be exercised alternatively, successively or concurrently and without notice to or consent by the Licensee except as and to the extent expressly provided otherwise herein. The exercise of one remedy shall not be deemed to be an exclusive election of such remedy or to preclude the exercise of any other remedy. No failure or delay on the part of the Company in exercising any right or remedy provided hereunder shall operate as a waiver thereof. Waiver of Default shall not be a waiver of any other or subsequent Default. The Licensee shall pay any deficiency remaining after application of Sections 5(a), 5(b) and 5(c) hereof to the Company within ten
(10) days of written request for such payment. The Company's remedies provided for this Section 5 shall be in addition to any and all other remedies provided, existing or available in its favor under any other agreement or under any statute or other law. The Licensee waives demand of performance and notice of sale or license. The Licensee waives notice of place of sale or license and manner and place of any advertising.

6.   FURTHER ASSURANCES.

     (a) Consents of Third Parties. Upon the request of the Company, the Licensee will use its best efforts to obtain any necessary consents of third parties to the grant to and perfection of the Company's interest in the Patents and Patent Rights, and/or to the grant or effectiveness of the Assignment, as provided for herein.

     (b) Further Instruments and Acts. The Licensee shall from time to time as necessary, and at its sole expense make, execute, acknowledge and deliver, and file and record with all appropriate governmental or regulatory authorities, agencies or offices such agreements, assignments, documents and instruments, and do such other and further acts and things as the Company may request or as may be necessary or appropriate in order to implement and effect fully the intent of the parties hereto and the purposes and provisions of this Agreement, or to assure and confirm to the Company the right to the complete enjoyment and exercise of the Company's rights hereunder.

     (c) Company's Right To Perform Licensee's Obligations. If the Licensee shall fail to make any payment or perform any act or obligation required of the Licensee under this Agreement, the Company, in its own name or that of the Licensee (in the sole discretion of the Company), may, (but need not) at any time thereafter make such payment, perform such act, or remedy such breach (or cause such act to be done or such breach to be remedied). Any cost or expense incurred by the Company in so doing shall constitute a Supplemental Royalty due hereunder and shall be payable by the Licensee to the Company on demand. Such demand shall not be deemed to be a cure or waiver of any Default of the Licensee under this Agreement. Licensee shall cooperate with the Company in any such act or remedy.

     (d) NO ABATEMENT. THE LICENSEE SHALL NOT BE ENTITLED TO ANY ABATEMENT OF BASE ROYALTY OR SUPPLEMENTAL ROYALTY OR OTHER PAYMENTS DUE HEREUNDER OR ANY REDUCTION THEREOF UNDER ANY CIRCUMSTANCES OR FOR ANY REASON WHATSOEVER. THE LICENSEE HEREBY WAIVES ANY AND ALL EXISTING AND FUTURE CLAIMS FOR OFFSETS AGAINST ANY BASE ROYALTY OR SUPPLEMENTAL ROYALTY AMOUNT OR OTHER PAYMENTS DUE HEREUNDER AND AGREES TO PAY THE BASE ROYALTY AMOUNT AND OTHER AMOUNTS DUE HEREUNDER AS AND WHEN DUE REGARDLESS OF ANY OFFSET OR CLAIM WHICH MAY BE ASSERTED BY THE LICENSEE OR ON THE LICENSEE'S BEHALF. THIS AGREEMENT SHALL NOT TERMINATE, NOR SHALL THE RESPECTIVE OBLIGATIONS OF THE COMPANY OR THE LICENSEE BE OTHERWISE AFFECTED, NOR SHALL THE COMPANY HAVE ANY LIABILITY WHATSOEVER TO THE LICENSEE, BY REASON OF ANY CHALLENGE TO THE VALIDITY OF OR ANY OTHER EVENT HAVING AN ADVERSE EFFECT UPON THE PATENTS OR ANY OF THEM, OR BY REASON OF ANY FAILURE OR DELAY IN DELIVERY OF ANY MACHINE, DEVICE OR OTHER EQUIPMENT OR ITEM INCORPORATING OR USING THE PATENTS OR ANY OF THEM, ANY DEFECT IN, DAMAGE TO, OR LOSS OR DESTRUCTION FROM WHATEVER CAUSE OF ANY MACHINE, DEVICE OR OTHER EQUIPMENT OR ITEM INCORPORATING OR USING THE PATENTS OR ANY OF THEM, THE PROHIBITION OR DENIAL BY ANY COURT, TRIBUNAL, OR OTHER GOVERNMENT AS AGENCY OR AUTHORITY OR OWING TO ANY ACT OF GOD OR OF PUBLIC ENEMY OF THE EXCLUSIVE RIGHT TO USE ANY OF THE PATENTS, THE INTERFERENCE WITH SUCH USE BY ANY GOVERNMENTAL AUTHORITY, PERSON OR CORPORATION, THE INVALIDITY OR UNENFORCEABILITY, LACK OF DUE AUTHORIZATION OR OTHER INFIRMITY OF THIS AGREEMENT, ANY WANT OF RIGHT, POWER OR AUTHORITY OF EITHER THE COMPANY OR THE LICENSEE TO ENTER INTO THIS AGREEMENT, OR ANY OTHER CAUSE WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING.

     (e) Financial Statements. The Licensee will, within one-hundred twenty
(120) days of the close of each fiscal year of the Company, deliver to the Company the Licensee's and each guarantor's balance sheet and statement of income certified by a recognized firm of certified public accountants and by the chief financial officer of the Licensee or such guarantor, as appropriate. Upon request, the Licensee will deliver to the Company, within forty-five (45) days of the end of each quarter, copies of the Licensee's and each guarantor's financial reports for such quarter certified by the chief financial officer of the Licensee or such guarantor, as appropriate.

     (f) Collateral Documents; Further Assurances. The Licensee further agrees to execute or to use its best efforts to obtain and deliver to the Company, at the Company's request, such Collateral Documents as the Company may reasonably deem necessary to protect the Company's interest in the Patents or Patent Rights or any of them or in this Agreement, including, without limitation, financial statements, mortgagee's waivers, and releases from security interests or other Liens. The Licensee shall pay to the Company upon demand as a Supplemental Royalty any filing fees or expenses incurred in connection with such Collateral Documents. The execution or filing of financial statements shall be for information purposes only and shall not be construed in such a way as to reflect or provide evidence of an intention by the parties that any of the Patents is being sold, granted, transferred, conveyed, assigned, or otherwise conveyed under this Agreement.

7.   LIABILITIES, INDEMNITY AND COSTS.

     (a) Liability for Uses of Patents. Licensee shall be liable for any and all uses or misuses of the Patents and Patent Rights and for the practice, use, making or sale of products incorporating the inventions (or other transfer or disposition) of any of the Patents and Patent Rights by the Licensee and its affiliates and for any failure to take reasonable measures to avoid and prevent the improper use, practice, making or sale of products incorporating the inventions, (or other transfer or disposition) of the Patents or Patent Rights by any other party, any failure to use, practice, make or transfer the Patents or Patent Rights in accordance with this Agreement, or any other claim, suit, loss, damage, expense or liability of any kind or nature (except those resulting from the gross negligence or willful misconduct of the Company) arising out of or in connection with either the Patents or Patent Rights or the production, marketing, delivery, sale, license or other transfer or disposition of the goods and services provided under or in connection with or which use, practice or incorporate any of the Patents or Patent Rights. Licensee shall be liable also for any claim, suit, loss, damage, expense or liability arising out of or in connection with the Licensee's fault, negligence, acts or omissions.

         (b) License Agreement Obligations. Nothing in this Agreement shall relieve the Licensee from any performance of any covenant, agreement or obligation of Licensee under any license agreement now or hereafter in effect licensing any part of the Patents or Patent Rights, or from any liability to any (sub)licensee under any such license agreement or to any other party, or shall impose any liability on the Company for any act or omission of Licensee in connection with any such license agreement.

         (c) Indemnification. Notwithstanding any other section of this Agreement, the Licensee shall indemnify and hold harmless the Company and its partners, employees, agents, incorporators, stockholders, employees, officers, directors, and the heirs, successors and assigns of each of them, from and against, and shall on demand of the Company reimburse the Company or such persons for, any and all claims, actions, suits, judgments, penalties, losses, damages, costs, disbursements, expenses, obligations or liabilities of any kind or nature (except those resulting from the Company's gross negligence, or willful misconduct), including actions brought under any legal theories (including negligence and other torts, strict liability, infringement of intellectual property rights, violation of antitrust law, or breach of contract or warranty) , and arising in any way out of or in connection with this Agreement, the Patents, the Patent Rights, the custody, preservation, use, practice, operation, sale, of the products incorporating inventions or license (or other transfer or disposition) of the Patents or the Patent Rights or any machine, equipment, or device using or incorporating any of the Patents or Patent Rights, any alleged infringement of the intellectual property rights of any third party, the production, marketing, provision, delivery and sale of goods and services provided under or in connection with or using or practicing any of the Patents or Patent Rights, the sale of, collection from, or other realization upon any of the Patents or Patent Rights, the Licensee's failure to perform or observe any of the provisions hereof, or matters relating to any of the foregoing. Licensee shall also indemnify and hold harmless the Company and its incorporators, stockholders, employees, officers, directors, and the heirs, successors and assigns of each of them, from and against any and all claims, actions, suits, judgments, penalties, losses, damages, costs, disbursements, expenses, obligations or liabilities arising out of or in connection with any fault, negligence act or omission of the Licensee. The Licensee shall make no claim against the Company for or in connection with the exercise or enforcement by the Company of any right or remedy granted to it hereunder, or any action taken or omitted to be taken by the Company hereunder (except for the gross negligence or willful misconduct of the Company).

     (d) General Tax Indemnity. Licensee agrees to pay, and indemnify and hold the Company harmless on an after-tax basis from, any and all Taxes or Other Impositions howsoever imposed, whether levied or imposed upon or asserted against the Company, the Licensee, the Patents, or any part thereof, by any federal, state or local government or taxing authority in the United States, or by any taxing authority or governmental subdivision of a foreign country, upon or with respect to (i) the Proceeds, and all other earnings, receipts, and revenue arising from the Patents and Patent Rights, (ii) this Agreement, any Schedules hereto, the Base Royalty and Supplemental Royalty, and other payments paid or payable by Licensee hereunder, or (iii) any of the Collateral Documents, and any payment made pursuant thereto or pursuant to or in connection with any other transaction contemplated herein or therein; provided, however, that the foregoing indemnity shall not apply to any Taxes or Other Impositions based upon or measured solely by the Company's net income, and which are imposed or levied by any federal, state or local taxing authority in the United States or any taxing authority of a foreign country. The Company shall furnish Licensee with copies of any requests for information received by the Company from any taxing authority relating to any Tax or Other Imposition with respect to which the Licensee is required to indemnify hereunder, and if claim is made against the Company for any such Taxes or Other Impositions, with respect to which the Licensee is liable for payment or indemnity hereunder, the Company shall give notice in writing of such claim to the Licensee. Licensee may, at its sole cost and expense, either in its own name or in the name of the Company, contest the validity, applicability or amount of any such Tax or Other Imposition by (i) resisting payment thereof if practicable and lawful, (ii) not paying the same except under protest, if protest is necessary or advisable and proper, or (iii) if the payment is made by Licensee, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, however, that such contest shall be permitted only if no Event of Default has occurred and is continuing, and only if and to the extent that such contest is being conducted in good faith, is being diligently prosecuted by Licensee by means of appropriate legal proceedings, and the Company shall have determined in its sole judgment that the action to be taken in connection with such contest will not result in the sale, forfeiture or loss of, or the creation of a Lien on the title to any of the Patents or Patent Rights or on any interest of the Company therein. If the Company shall obtain a refund of any amount paid by Licensee pursuant to this Section 7(d), the Company shall pay to Licensee the amount of such refund, together with the amount of any interest actually received by the Company on account of such refund. Licensee will promptly notify the Company of all reports or returns required to be made with respect to any Tax or Other Imposition with respect to which Licensee is required to indemnify hereunder, and will promptly provide the Company with all information necessary for the making and timely filing of such reports or returns by the Company. If the Company requests that any such reports or returns be prepared and filed by Licensee, Licensee will prepare and file the same if permitted by applicable law to file the same, and if not so permitted, Licensee shall prepare such reports or returns for signature by the Company (whichever is applicable), and shall forward the same, together with immediately available funds for payment of any Tax or Other Imposition due to the Company, at least ten (10) business days in advance of the date such payment is to be made. Upon written request, Licensee shall furnish the Company with copies of all paid receipts or other appropriate evidence of payment for all Taxes or Other Impositions paid by Licensee pursuant to this Section 7(d).

     (e) Federal Tax . It is hereby agreed between Licensee and the Company, its successors and assigns that for Federal income tax purposes (i) this Patent Assignment and Licensee Agreement is, and will be consistently treated as, a financing transaction rather than a sale ; (ii) Licensee will be the owner of the Patent to be delivered under this Agreement ; (iii) Licensee will not claim any Royalty deduction for amounts paid to The Company under the Agreement; (iv) The Company will not claim amortization or depreciation deductions with respect to the Patent delivered under this Agreement ; (v) neither Company nor Licensee will at any time take any action, directly or indirectly, or file any returns or other documents inconsistent with the foregoing; and (vi)Company and Licensee will file such returns, take such actions and execute such documents as may be reasonable and necessary to facilitate accomplishment of the intent expressed in subparagraphs (i) through
(v) of this section 7(e).

     (f) Expenses. The Licensee shall bear responsibility for and shall pay any and all fees, costs and expenses, of whatever kind or nature, including but not limited to fees and disbursements of counsel and of any experts and agents, incurred by the Company in connection with the preparation of this Agreement, all Collateral Documents and other documents relating hereto and the consummation of all transactions contemplated hereby, the filing or recording of any documents in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees or encumbrances, or otherwise protecting, maintaining or preserving the Patents, or in defending or prosecuting any actions or proceedings arising out of or related to the Patents or Patent Rights, or in exercising or enforcing any right or remedy granted to the Company hereunder, and all such fees, expenses, charges, etc. shall constitute a Supplemental Royalty due hereunder and shall be payable by the Licensee to the Company on demand.

     (g) Survival. All of the indemnities, indemnifications, obligations to pay costs, and other obligations contained in this Section 7 shall continue in full force and effect notwithstanding the expiration or earlier termination of this Agreement and are expressly made for the benefit of, and shall be enforceable by the Company. All payments made by the Licensee under this
Section 7 shall be made directly to the party entitled thereto.

8.   POWER OF ATTORNEY.

     (a) Grant. Licensee hereby grants to the Company and to any officer or agent of the Company as the Company may in its sole discretion designate, an irrevocable power of attorney coupled with an interest, thereby constituting and appointing the Company (and the Company's designee) its true and lawful attorney-in-law and attorney-in-fact for the following purposes and subject to the following conditions: (i) upon any failure by Licensee to meet its obligations pursuant to Section 6(b), or upon any exercise by the Company of its rights pursuant to Section 6(c), the Company (and the Company's designee) shall be authorized, empowered, and entitled, pursuant to this Power of Attorney to execute and deliver any and all agreements, documents, instruments of assignment, licenses or transfers of the Patents and Patent Rights, and to do all other acts which Licensee is obligated to perform or do under any provision of this Agreement, and to execute any and all documents, statements, certificates or other documents necessary or advisable to effect any of the purposes set forth herein as the Company (or the Company's designee) may in its sole discretion determine, and (ii) upon the occurrence of and during the continuation of an Event of Default, the Company (and the Company's designee) shall be authorized, empowered, and entitled pursuant to this Power of Attorney to assign, sell, license or otherwise transfer or dispose of all of the Licensee's right, title and interest in and to any of the Patents and Patent Rights.

         (b) Irrevocable. The foregoing power of attorney, which is coupled with an interest, shall be irrevocable until such time as the Licensee shall have paid

         (c) Release. Licensee hereby releases the Company from any claims, causes of action and demands at any time arising out of or in connection with any actions taken or omitted to be taken by the Company under the power of attorney created pursuant to this Section 8 of this Agreement (except those arising from the gross negligence or willful misconduct of the Company).

     (d) Ratification. Licensee hereby ratifies all that the Company or the Company's designee may lawfully do or cause to be done as attorney-in-law and attorney-in-fact by virtue of the power of attorney contained within this Section and contained within other Sections of this Agreement.

9.   SPECIFIC ENFORCEMENT.

     Owing to the unique nature of the Patents and Patent Rights, and in order to preserve their value, Licensee agrees that Licensee's agreements, duties and obligations under this Agreement shall be subject to specific enforcement and other appropriate equitable orders and remedies, without the necessity of posting any bond or surety with respect thereto.

10.  PROVISIONS OF GENERAL APPLICATION.

     (a) Severability. In the event that any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable to any extent or in any respect, or otherwise determined to be of no effect in any application, in any country, such invalidity, illegality, unenforceability or determination shall affect only such term or provision, or part thereof, in only such country and in only such case. The parties agree they will negotiate in good faith to replace any provision so held invalid, illegal or unenforceable, or so determined to be of no effect, with a valid, enforceable and effective provision which is as similar as possible in substance and effect to the provision which is invalid, illegal, unenforceable or of no effect.

     (b) Amendments, Etc. Except as provided in Section 5 hereof, neither this Agreement nor any term hereof may be amended, changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so amended, modified, waived or terminated, and executed by Licensee and the Company.

     (c) No Waivers. No course of dealing between Licensee and the Company, and no failure to exercise, nor any delay by the Company in exercising, any right, power or privilege hereunder shall operate as or be construed in any way as a waiver of the Company's rights pursuant to this Agreement; nor shall any single or partial exercise of any right, power or privilege hereunder by either party hereto preclude any other or further exercise thereof or the exercise of any other right, power or privilege to such party.

     (d) Assignment. Licensee shall not assign this Agreement or any rights, duties or obligations hereunder without the prior written consent of the Company. The Company shall have the right to sell, assign or otherwise transfer, in whole or in part, its rights and obligations under this Agreement. This Agreement and all obligations of Licensee shall be binding upon the successors and permitted assigns of Licensee, and shall together with the rights and remedies of the Company hereunder inure to the benefit of the Company and it successors and assigns.

     (e) Notices. Except as otherwise expressly provided elsewhere in this Agreement, all notices required hereunder shall be in writing and shall be deemed to have been given (i) if mailed, when received or five (5) days after mailing with proper postage, whichever is earlier; (ii) if delivered in hand, when delivered, and (iii) if telecopied, when transmitted by confirmed telecopy, addressed to the Company or the Licensee, as the case may be, at their respective addresses as set forth herein or at such other address as either shall from time to time designate in writing.

     (f) Entire Agreement. This Agreement constitutes and represents the entire agreement and understanding between the parties. All prior negotiations between the parties, whether written or oral, are merged with and contained within this Agreement and may not be admitted to modify, alter or disprove any part of this Agreement. No term or provision of this Agreement may be changed, waived amended, or terminated except by written agreement signed by the parties.

     (g) Counterparts. This Agreement, and any amendments, waivers, consents, supplements or Collateral Documents hereto or hereunder, may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original but all of which together shall constitute one instrument. In providing this Agreement, or any such amendment, waiver, consent, supplement or Collateral Document, it shall not be necessary to produce or account for more than one such counterpart executed by the party against which enforcement is sought.

     (h) Schedules Incorporated by Reference. The Schedules shall be incorporated by reference herein, and this Agreement and all Schedules which are or shall be annexed hereto shall constitute a single Agreement.

     (i) Headings. The captions in this Agreement are for convenience of reference only and shall not define, limit or affect the provisions hereof.

     (j) Time or the Essence. Time is of the essence of this Agreement and of all of its provisions.

     (k) Governing Law. Except as otherwise required by the laws of any country in which any of the Patents have been issued, this Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to its conflicts of laws rules or principles). The Licensee hereby consents to the jurisdiction of any court of record of the Commonwealth of Massachusetts sitting in the County of Suffolk or of the United States District Court for the District of Massachusetts sitting in Boston, Massachusetts over the person of the Licensee, and agrees that service of process in any action or suit brought by the Company may be made in any action or suit brought by the Company may be made upon the Licensee by mailing a copy or the summons to the Licensee at its address, as set forth herein or at the last address of the Licensee appearing in the Company's records. The Licensee also waives (i) the right to trial by jury in any litigation to which the Company and the Licensee are parties that is commenced with respect to this Agreement, regardless of whether any other person is also a party thereto; (ii) any claim that the Commonwealth of Massachusetts or the District of Massachusetts is an inconvenient forum for the trial of any litigation to which the Company and the Licensee are parties that is commenced with respect to or in connection with this Agreement or the transactions contemplated hereby, regardless of whether any other person is a party thereto; and (iii) any claim against the Company for incidental, consequential, special, exemplary or punitive damages. The Company and the Licensee further agree that, in the event that their mutual rights and obligations under this Agreement shall be the subject of litigation, neither shall contest the venue of any court of record of the Commonwealth of Massachusetts sitting in the County of Suffolk or of the United States District Court for the District of Massachusetts sitting in Boston, Massachusetts in the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the Licensee and the Company, each by its duly authorized officer, have duly executed this Agreement, as an instrument under seal, as the date first set forth above.

LICENSEE:  RHOMED INCORPORATED          ABERLYN CAPITAL MANAGEMENT
                                        LIMITED PARTNERSHIP,
                                        a Delaware Limited Partnership
                                        By: Its General Partner
                                        Aberlyn Capital Management Company, Inc.

By:  /s/ Buck A. Rhodes                 By:  /s/ Douglas R. Brian
     -----------------------------           -----------------------------

Title: President                        Title: Senior Vice President
     -----------------------------            ----------------------------

State of New Mexico                         )

County of Bernalillo                        )

     Personally appeared before me, the undersigned, a Notary Public in and for said County, Buck A. Rhodes personally known to me, who, being by me first duly sworn, declared that he is the President of RhoMed Incorporated, that being duly authorized he did sign and seal said instrument as such officer of and on behalf of such corporation, and that the same is such corporation's free act and deed.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal at this 14th day of July, 1993.

                                                    /s/ Connie J. Jefferson
                                                    __________________________
                                                          Notary Public
My commission expires:
September 6, 1998

              REGISTERED PATENT ASSIGNMENT AND LICENSE AGREEMENT
              --------------------------------------------------

THIS ASSIGNMENT AND LICENSE AGREEMENT IS A REGISTERED PATENT ASSIGNMENT AND LICENSE AGREEMENT . BOOKS FOR THE REGISTRY OF THIS PATENT ASSIGNMENT AND LICENSE AGREEMENT ARE KEPT AT THE OFFICE OF THE LICENSEE . NO TRANSFER OF THIS ASSIGNMENT AND LICENSE AGREEMENT SHALL BE VALID UNLESS MADE ON THE LICENSEE'S BOOKS AT THE OFFICE OF THE LICENSEE, BY THE REGISTERED HOLDER OF THIS ASSIGNMENT AND LICENSE AGREEMENT IN PERSON OR BY OFFICER OF THE REGISTERED HOLDER IN WRITING , AND SIMILARLY NOTED ON THIS ASSIGNMENT AND LICENSE AGREEMENT FORM BELOW.


  DATE OF             IN WHOSE            ADDRESS             SIGNING
REGISTRATION       NAME REGISTERED      OF HOLDER            OFFICER
- ------------       ---------------      ---------            -------

                  Aberlyn Capital      1000 Winter Street
                  Management Limited   Suite 1100
 7-15-93          Partnership          Waltham, MA 02154  /s/ Douglas R. Brian
- ---------------   -----------------    -----------------  -----------------

- ---------------   -----------------    -----------------  -----------------

- ---------------   -----------------    -----------------  -----------------

- ---------------   -----------------    -----------------  -----------------

                                  SCHEDULE A


                  TO PATENT ASSIGNMENT AND LICENSE AGREEMENT



                   U.S. PATENT                    PURCHASE PRICE
                   -----------                    --------------


                   #4,940,670                     $1,150,000.00

                                  SCHEDULE B

                  TO PATENT ASSIGNMENT AND LICENSE AGREEMENT

                       LICENSE TERMS AND BASE ROYALTIES


TERM: The Term is THIRTY-SIX (36) MONTHS , commencing on July 15, 1993 (the "Effective Date").


BASE ROYALTY: Licensee shall pay Licensor THIRTY-SIX (36) Royalty payments, in ADVANCE, in the following amounts, commencing August 1, 1993 (the
"Royalty Payment Commencement Date") and on the same day of each month thereafter for the entire Term:

         ROYALTY PAYMENT NOS.:        ROYALTY PAYMENT AMOUNT :

                1                      $150,000.00 EACH
              2 - 12                   $      0.00 EACH
             13 - 36                   $ 55,600.00 EACH

If a Royalty payment date shall fall on a day that is not a business day, the Royalty due and payable on such day shall be made on the business day next succeeding such Royalty payment date.

PURCHASE OPTION: Notwithstanding any provision contained in the Agreement to the contrary, Licensee shall have the option to purchase from the Company all of the Company's rights, title and interest in and to all but not less than all the Patents on the date of the last Royalty payment date with respect thereto, or upon prepayment of all Royalties and other amounts due to Licensor, provided that Licensee is not in default hereunder, for the amount of $1.00.

                                  SCHEDULE C

                  TO PATENT ASSIGNMENT AND LICENSE AGREEMENT

                   LIENS, CHARGES, ENCUMBRANCES, CLAIMS AND
                            RIGHTS OF THIRD PARTIES

                                  SCHEDULE D

                  TO PATENT ASSIGNMENT AND LICENSE AGREEMENT

                INFRINGEMENTS, CLAIMS, PROCEEDINGS, EXCEPTIONS